Exhibit  99.1

Joint Filer Information

Name of Joint Filer:	FS Sponsor LLC

Address of Joint Filer:	c/o Federal Street Acquisition Corp.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Federal Street Acquisition Corp. [FSAC]
Date of Event Requiring Statement:
(Month/Day/Year):	07/18/2017

Designated Filer:	FS Sponsor LLC

Name of Joint Filer:	Scott M. Sperling

Address of Joint Filer:	c/o Federal Street Acquisition Corp.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	10% Owner; Director; Officer (Executive Chairman)

Issuer Name and Ticker or Trading Symbol:	Federal Street Acquisition Corp. [FSAC]

Date of Event Requiring Statement:
(Month/Day/Year):	07/18/2017

Designated Filer:	FS Sponsor LLC

Name of Joint Filer:	Kent R. Weldon

Address of Joint Filer:	c/o Federal Street Acquisition Corp.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	10% Owner; Director; Officer (Vice Chairman)

Issuer Name and Ticker or Trading Symbol:	Federal Street Acquisition Corp. [FSAC]

Date of Event Requiring Statement:
(Month/Day/Year):	07/18/2017

Designated Filer:	FS Sponsor LLC